Exhibit 3.48

Articles	COMMONWEALTH OF PENNSYLVANIA
of	DEPARTMENT OF STATE
Amendment	CORPORATION BUREAU

In compliance with the requirements of Article VIII of the Business Corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the applicant desiring to amend its Articles hereby certifies, under its corporate seal that:

1.   The name of the corporation is:

FLEETWOOD TRAILER CO. OF PA., INC.

2.   The location of its registered office is:

c/o C T Corporation System, 123 S. Broad St., Philadelphia 19109.

3.   The corporation was formed under the Act of Pennsylvania Business Corporation Law.

4.   Its date of incorporation is :  April 29, 1963.

5.   The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of the shareholders:

(a)   The total number of shares outstanding was 250.

(b)   The number of shares entitled to vote was 250.

7.   In the action taken by the shareholders:

(a)   The number of shares voted in favor of the amendment was:  All.

(b)   The number of shares voted against the amendment was:  None.

8.   The amendment adopted by the shareholders, set forth in full, follows:

1.   The name of the corporation is:

FLEETWOOD HOMES OF PA., INC.

IN TESTIMONY WHEREOF, the applicant has caused these Articles of Amendment to be signed by its President or Vice President and its corporate seal, duly attested by its Secretary or Treasurer, to be hereunto affixed this 14th day of November, 1968.

FLEETWOOD TRAILER CO. OF PA., INC.

By
(President or Vice President)

Attest:

(Secretary or Treasurer)

(CORPORATE SEAL)

DSCB204 (Rev. 81)

ARTICLES OF INCORPORATION	PLEASE INDICATE (CHECK ONE) TYPE CORPORATION.
	☒ DOMESTIC BUSINESS CORPORATION	FEE
COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE – CORPORATION BUREAU	☐ DOMESTIC BUSINESS CORPORATION A [ILLEGIBLE] CORPORATION – COMPLETE BACK	$75.00
308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120	☐ DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXCEPT UNDER 15 P.S. 2008 [ILLEGIBLE]

FLEETWOOD HOMES OF PENNSYLVANIA, INC.

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)

c/o C T Corporation System, 123 South Broad Street,

012 CITY	033 COUNTY	013 STATE	064 ZIP CODE
Philadelphia	Philadelphia	Pennsylvania	19109

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

To engage in any lawful act or activity for which corporations may be organized under the Pennsylvania Business Corporation Law.

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and Class of Shares 250 Common	041 Stated Par Value Per Share If Any 100.00	042 Total Authorized Capital $25,000.00	031 Term of Existence perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator

060 Name	061, 062 063, 064 Address	(Street, City, State, Zip Code)	Number & Class of Shares
Thomas W. Lukas	2415 N. 38th St., Phoenix, AZ 85008		1 Common share
Rose McCall	3840 N. 43rd Ave., Apt. 2, Phoenix, AZ 85031		1 Common share
Terrie Lynn Bates	4400 W. Missouri, #203, Glendale, AZ 85301		1 Common share

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF,  THE INCORPORATOR (S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 29th DAY OF April 1987.

/s/ Thomas W. Lukas	/s/ Terrie Lynn Bates
Thomas W. Lukas	Terrie Lynn Bates

/s/ Rose McCall
Rose McCall

– FOR OFFICE USE ONLY –

030 FILED	002 CODE	003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER
APR 30 1987			111487	87292049
REVIEWED BY
		004 SICC	AMOUNT	001 CORPORATION NUMBER
	DATE APPROVED		$75	977764

Secretary of the Commonwealth:	DATE REJECTED	CERTIFY TO	INPUT BY cy 5/7	LOG IN	LOG IN (REFILE)
Department of State		☐ REV.
Commonwealth of Pennsylvania	MAILED BY DATE	☐ L & I ☐ OTHER	VERIFIED BY	LOG OUT	LOG OUT (REFILE)
[ILLEGIBLE]